ELECTRAMECCANICA VEHICLES CORP.
(a British Columbia Corporation)

WARRANT CERTIFICATE

UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE THE DATE THAT IS FOUR (4) MONTHS AND A DAY AFTER THE LATER OF (i) [insert date of distribution], AND (ii) THE DATE THE ISSUER BECAME A REPORTING ISSUER IN ANY PROVINCE OR TERRITORY.

[Include if Warrants are issued to U.S. Person]THE SECURITIES REPRESENTED HEREBY AND THE SECURITIES ISSUABLE UPON THE EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”). THE HOLDER HEREOF, BY PURCHASING SUCH SECURITIES, AGREES FOR THE BENEFIT OF ELECTRAMECCANICA VEHICLES CORP. (THE “ISSUER”) THAT SUCH SECURITIES MAY BE OFFERED, SOLD OR OTHERWISE TRANSFERRED ONLY (A) TO THE ISSUER; (B) OUTSIDE THE UNITED STATES IN ACCORDANCE WITH RULE 904 OF REGULATION S UNDER THE U.S. SECURITIES ACT; (C) IN ACCORDANCE WITH THE EXEMPTION FROM REGISTRATION UNDER THE U.S. SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER, IF AVAILABLE, AND IN COMPLIANCE WITH ANY APPLICABLE STATE SECURITIES LAWS; OR (D) IN A TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE U.S. SECURITIES ACT OR ANY APPLICABLE STATE SECURITIES LAWS, AND, IN THE CASE OF PARAGRAPH (C) OR (D), THE SELLER FURNISHES TO THE ISSUER AN OPINION OF COUNSEL OF RECOGNIZED STANDING IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO SUCH EFFECT.

THE WARRANTS REPRESENTED HEREBY MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, HYPOTHECATED OR OTHERWISE TRADED.

THESE WARRANTS MAY NOT BE EXERCISED IN THE UNITED STATES OR BY OR ON BEHALF OF A PERSON IN THE UNITED STATES OR A U.S. PERSON UNLESS THESE WARRANTS AND THE SECURITIES DELIVERABLE UPON EXERCISE OF THESE WARRANTS HAVE BEEN REGISTERED UNDER THE U.S. SECURITIES ACT AND THE APPLICABLE SECURITIES LEGISLATION OF ANY SUCH STATE OR AN EXEMPTIONS FROM SUCH REGISTRATION REQUIREMENTS IS AVAILABLE. “UNITED STATES” AND “U.S. PERSON” ARE AS DEFINED BY REGULATION S UNDER THE U.S. SECURITIES ACT.

THE WARRANTS REPRESENTED HEREBY WILL BE VOID AND OF NO VALUE AFTER 5:00 PM (VANCOUVER TIME) ON ♦.

WARRANT TO PURCHASE
COMMON SHARES OF ELECTRAMECCANICA VEHICLES CORP.

Warrant Certificate Number: 2016-♦-«Number»	Number of Warrants: «Warrants»

THIS IS TO CERTIFY THAT for value received, «Name», of «Address» (the “Warrantholder”) has the right to purchase in respect of each warrant (the “Warrants”) represented by this certificate or by a replacement certificate (in either case this “Warrant Certificate”), at any time up to 5:00 p.m. (Vancouver time) on ♦ (the “Expiry Time”) one fully paid and non-assessable common share (the “Common Shares” and which term shall include any shares or other securities to be issued in addition thereto or in substitution or replacement therefor as provided herein) of Electrameccanica Vehicles Corp. (the “Corporation”), a corporation incorporated the Business Corporations Act (British Columbia), as constituted on the date hereof, at an exercise purchase price (the purchase price in effect from time to time being called the “Exercise Price”) of $♦ per Common Share if exercised on or before on ♦, subject to adjustment as provided herein.

The Corporation agrees that the Common Shares purchased pursuant to the exercise of the Warrants shall be and be deemed to be issued to the Warrantholder as of the close of business on the date on which this Warrant Certificate shall have been surrendered and payment made for such Common Shares as aforesaid.

Nothing contained herein shall confer any right upon the Warrantholder to subscribe for or purchase any Common Shares at any time after the Expiry Time and from and after the Expiry Time the Warrants and all rights under this Warrant Certificate shall be void and of no value.

The above provisions are subject to the following:

1.          Exercise

1.1        In the event that the Warrantholder desires to exercise the right to purchase Common Shares conferred hereby, the Warrantholder shall (a) surrender this Warrant Certificate to the Corporation in accordance with section 9 hereof, (b) complete and execute a subscription form in the form attached as Schedule A to this Warrant Certificate, and (c) pay the amount payable on the exercise of this Warrant in respect of the Common Shares subscribed for either by bank draft or cheque payable to the Corporation. Upon such surrender and payment as aforesaid, the Warrantholder shall be deemed for all purposes to be the holder of record of the number of Common Shares to be so issued and the Warrantholder shall be entitled to delivery of a certificate or certificates representing such Common Shares and the Corporation shall cause such certificate or certificates to be delivered to the Warrantholder at the address specified in the subscription form within five business days after such surrender and payment as aforesaid. No fractional Common Shares will be issuable upon any exercise of this Warrant and the Warrantholder will not be entitled to any cash payment or compensation in lieu of a fractional Common Share.

2.          Partial Exercise

2.1         The Warrantholder may from time to time subscribe for and purchase any lesser number of Common Shares than the number of Common Shares expressed in this Warrant Certificate. In the event that the Warrantholder subscribes for and purchases any such lesser number of Common Shares prior to the Expiry Time, the Warrantholder shall be entitled to receive a replacement certificate representing the unexercised balance of the Warrants.

3.          Not a Shareholder

3.1         The holding of the Warrants shall not constitute the Warrantholder a shareholder of the Corporation nor entitle the Warrantholder to any right or interest in respect thereof except as expressly provided in this Warrant Certificate.

4.          Covenants and Representations

4.1         The Corporation hereby represents and warrants that it is authorized to issue and that it will cause the Common Shares from time to time subscribed for and purchased in the manner provided in this Warrant Certificate and the certificate representing such Common Shares to be issued and that, at all times prior to the Expiry Time, it will reserve and there will remain unissued a sufficient number of Common Shares to satisfy the right of purchase provided in this Warrant Certificate. The Corporation hereby further covenants and agrees that it will at its expense expeditiously use its best efforts to obtain the listing of such Common Shares (subject to issue or notice of issue) on each stock exchange or over-the-counter market on which the Common Shares may be listed from time to time, if applicable. All Common Shares which are issued upon the exercise of the right of purchase provided in this Warrant Certificate, upon payment therefor of the amount at which such Common Shares may be purchased pursuant to the provisions of this Warrant Certificate, shall be and be deemed to be fully paid and non-assessable shares and free from all taxes, liens and charges with respect to the issue thereof. The Corporation hereby represents and warrants that this Warrant Certificate is a valid and enforceable obligation of the Corporation, enforceable in accordance with the provisions of this Warrant Certificate. The Corporation hereby represents and warrants that it will at all times prior to the Expiry Time of any Warrants hereunder maintain its existence, will carry on and conduct its business in a prudent manner in accordance with industry standards and good business practice, and will keep or cause to be kept proper books of account in accordance with applicable law.

5.          Anti-Dilution Protection:

5.1         Definitions: For the purposes of this section 5, unless there is something in the subject matter or context inconsistent therewith, the words and terms defined below shall have the respective meanings specified therefor in this subsection 5.1:

(a)	“Adjustment Period” means the period commencing on ♦ and ending at the Expiry Time;

(b)

“Current Market Price” of the Common Shares at any date means, if the Common Shares are traded on a stock exchange or in the over-the-counter market, the price per share equal to the weighted average price at which the Common Shares have traded in the over-the-counter market, during the period of any 20 consecutive trading days ending not more than five business days before such date; provided that the weighted average price shall be determined by dividing the aggregate sale price of all Common Shares sold on the said exchange or market, as the case may be, during such 20 consecutive trading days by the total number of Common Shares so sold; and provided further that if the Common Shares are not then traded in the over-the-counter market, then the Current Market Price shall be determined by such firm of independent chartered accountants as may be selected by the directors of the Corporation;

(c)

“director” means a director of the Corporation for the time being and, unless otherwise specified herein, a reference to action “by the directors” means action by the directors of the Corporation as a board or, whenever empowered, action by any committee of the directors of the Corporation; and

(d)	“trading day” with respect to a stock exchange or over-the-counter market means a day on which such stock exchange or market is open for business.

5.2         Adjustments: The Exercise Price and the number of Common Shares issuable to the Warrantholder pursuant to this Warrant Certificate shall be subject to adjustment from time to time in the events and in the manner provided as follows:

(a)	If at any time during the Adjustment Period the Corporation shall:

	(i)	fix a record date for the issue of, or issue, Common Shares to the holders of all or substantially all of the outstanding Common Shares by way of a stock dividend;

(ii)

fix a record date for the distribution to, or make a distribution to, the holders of all or substantially all of the outstanding Common Shares payable in Common Shares or securities exchangeable for or convertible into Common Shares;

	(iii)	subdivide the outstanding Common Shares into a greater number of Common Shares; or

	(iv)	consolidate the outstanding Common Shares into a lesser number of Common Shares;

(any of such events in subclauses 5.2(a)(i), 5.2(a)(ii), 5.2(a)(iii) and 5.2(a)(iv) above being herein called a “Common Share Reorganization”), the Exercise Price shall be adjusted on the earlier of the record date on which holders of Common Shares are determined for the purposes of the Common Share Reorganization and the effective date of the Common Share Reorganization to the amount determined by multiplying the Exercise Price in effect immediately prior to such record date or effective date, as the case may be, by a fraction:

(A)	the numerator of which shall be the number of Common Shares outstanding on such record date or effective date, as the case may be, before giving effect to such Common Share Reorganization; and

(B)

the denominator of which shall be the number of Common Shares which will be outstanding immediately after giving effect to such Common Share Reorganization (including in the case of a distribution of securities exchangeable for or convertible into Common Shares the number of Common Shares that would have been outstanding had such securities been exchanged for or converted into Common Shares on such date).

To the extent that any adjustment in the Exercise Price occurs pursuant to this clause 5.2(a) as a result of the fixing by the Corporation of a record date for the distribution of securities exchangeable for or convertible into Common Shares, the Exercise Price shall be readjusted immediately after the expiry of any relevant exchange or conversion right to the Exercise Price which would then be in effect based upon the number of Common Shares actually issued and remaining issuable after such expiry and shall be further readjusted in such manner upon the expiry of any further such right. If the Warrantholder has not exercised its right to subscribe for and purchase Common Shares on or prior to the record date of such stock dividend or distribution or the effective date of such subdivision or consolidation, as the case may be, upon the exercise of such right thereafter shall be entitled to receive and shall accept in lieu of the number of Common Shares then subscribed for and purchased by the Warrantholder, at the Exercise Price determined in accordance with this clause 5.2(a) the aggregate number of Common Shares that the Warrantholder would have been entitled to receive as a result of such Common Share Reorganization, if, on such record date or effective date, as the case may be, the Warrantholder had been the holder of record of the number of Common Shares so subscribed for and purchased.

(b)

If at any time during the Adjustment Period the Corporation shall fix a record date for the issue or distribution to the holders of all or substantially all of the outstanding Common Shares of rights, options or warrants pursuant to which such holders are entitled, during a period expiring not more than 45 days after the record date for such issue (such period being the “Rights Period”), to subscribe for or purchase Common Shares or securities exchangeable for or convertible into Common Shares at a price per share to the holder (or in the case of securities exchangeable for or convertible into Common Shares, at an exchange or conversion price per share) at the date of issue of such securities of less than 95% of the Current Market Price of the Common Shares on such record date (any of such events being called a “Rights Offering”), the Exercise Price shall be adjusted effective immediately after the record date for such Rights Offering to the amount determined by multiplying the Exercise Price in effect on such record date by a fraction:

(i)	the numerator of which shall be the aggregate of:

	(A)	the number of Common Shares outstanding on the record date for the Rights Offering; and

	(B)	the quotient determined by dividing:

(I)

either (a) the product of the number of Common Shares offered during the Rights Period pursuant to the Rights Offering and the price at which such Common Shares are offered, or, (b) the product of the exchange, exercise or conversion price of the securities so offered and the number of Common Shares for or into which the securities offered pursuant to the Rights Offering may be exchanged, exercised or converted, as the case may be; by

(II)	the Current Market Price of the Common Shares as of the record date for the Rights Offering; and

(ii)

the denominator of which shall be the aggregate of the number of Common Shares outstanding on such record date and the number of Common Shares offered pursuant to the Rights Offering (including in the case of the issue or distribution of securities exchangeable or exercisable for or convertible into Common Shares the number of Common Shares into which such securities may be exchanged, exercised or converted).

If by the terms of the rights, options, or warrants referred to in this clause 5.2(b), there is more than one purchase, conversion or exchange price per Common Share, the aggregate price of the total number of additional Common Shares offered for subscription or purchase, or the aggregate conversion or exchange price of the convertible or exchangeable securities so offered, shall be calculated for purposes of the adjustment on the basis of the lowest purchase, conversion or exchange price per Common Share, as the case may be. Any Common Shares owned by or held for the account of the Corporation shall be deemed not to be outstanding for the purpose of any such calculation. To the extent that any adjustment in the Exercise Price occurs pursuant to this clause 5.2(b) as a result of the fixing by the Corporation of a record date for the issue or distribution of rights, options or warrants referred to in this clause 5.2(b), the Exercise Price shall be readjusted immediately after the expiry of any relevant exchange, conversion or exercise right to the Exercise Price which would then be in effect based upon the number of Common Shares actually issued and remaining issuable after such expiry and shall be further readjusted in such manner upon the expiry of any further such right.

(c)	If at any time during the Adjustment Period the Corporation shall fix a record date for the issue or distribution to the holders of all or substantially all of the Common Shares of:

	(i)	shares of the Corporation of any class other than Common Shares;

(ii)

rights, options or warrants to acquire Common Shares or securities exchangeable or exercisable for or convertible into Common Shares (other than rights, options or warrants pursuant to which holders of Common Shares are entitled, during a period expiring not more than 45 days after the record date for such issue, to subscribe for or purchase Common Shares or securities exchangeable for or convertible into Common Shares at a price per share (or in the case of securities exchangeable or exercisable for or convertible into Common Shares at an exchange, exercise or conversion price per share on the record date for the issue of such securities) of at least 95% of the Current Market Price of the Common Shares on such record date);

(iii)	evidences of indebtedness of the Corporation; or

(iv)	any property or assets of the Corporation;

and if such issue or distribution does not constitute a Common Share Reorganization or a Rights Offering (any of such non-excluded events being herein called a “Special Distribution”), the Exercise Price shall be adjusted effective immediately after the record date for the Special Distribution to the amount determined by multiplying the Exercise Price in effect on the record date for the Special Distribution by a fraction:

(A)	the numerator of which shall be the difference between:

	(I)	the product of the number of Common Shares outstanding on such record date and the Current Market Price of the Common Shares on such record date; and

(II)

the fair value, as determined by a recognized independent firm of valuators, to the holders of Common Shares of the shares, rights, options, warrants, evidences of indebtedness or property or assets to be issued or distributed in the Special Distribution; and

(B)	the denominator of which shall be the product obtained by multiplying the number of Common Shares outstanding on such record date by the Current Market Price of the Common Shares on such record date.

Any Common Shares owned by or held for the account of the Corporation shall be deemed not to be outstanding for the purpose of such calculation. To the extent that any adjustment in the Exercise Price occurs pursuant to this clause 5.2(c) as a result of the fixing by the Corporation of a record date for the issue or distribution of rights, options or warrants to acquire Common Shares or securities exchangeable or exercisable for or convertible into Common Shares referred to in this clause 5.2(c), the Exercise Price shall be readjusted immediately after the expiry of any relevant exchange, exercise or conversion right to the amount which would then be in effect if the current market value of the Common Shares had been determined on the basis of the number of Common Shares issued and remaining issuable immediately after such expiry,. and shall be further readjusted in such manner upon the expiry of any further such right.

(d)	If at any time during the Adjustment Period there shall occur:

(i)

a reclassification or redesignation of the Common Shares, any change of the Common Shares into other shares or securities or any other capital reorganization involving the Common Shares other than a Common Share Reorganization;

(ii)

a consolidation, amalgamation or merger of the Corporation with or into any other body corporate which results in a reclassification or redesignation of the Common Shares or a change of the Common Shares into other shares or securities; or

(iii)	the transfer of the undertaking or assets of the Corporation as an entirety or substantially as an entirety to another corporation or entity;

(any of such events being herein called a “Capital Reorganization”), after the effective date of the Capital Reorganization:

(iv)

the Warrantholder shall be entitled to receive, and shall accept, for the same aggregate consideration, upon exercise of this Warrant, in lieu of the number of Common Shares which the Warrantholder was theretofore entitled to purchase or receive upon the exercise of this Warrant, the kind and aggregate number of shares and other securities or property resulting from the Capital Reorganization which the Warrantholder would have been entitled to receive as a result of the Capital Reorganization if, on the effective date thereof, the Warrantholder had been the registered holder of the number of Common Shares to which the Warrantholder was theretofore entitled to purchase or receive upon the exercise of this Warrant; and

(v)

the Exercise Price shall, on the effective date of the Capital Reorganization, be adjusted by multiplying the Exercise Price in effect immediately prior to such Capital Reorganization by the number of Common Shares purchasable pursuant to this Warrant Certificate immediately prior to the Capital Reorganization, and dividing the product thereof by the number of successor securities determined in Section 5.2(d)(iv) above.

(e)

If necessary, as a result of any Capital Reorganization, appropriate adjustments shall be made in the application of the provisions of this Warrant Certificate with respect to the rights and interest thereafter of the Warrantholder to the end that the provisions of this Warrant Certificate shall thereafter correspondingly be made applicable as nearly as may reasonably be possible in relation to any shares or other securities or property thereafter deliverable upon the exercise of this Warrant.

(f)

If at any time during the Adjustment Period any adjustment or readjustment in the Exercise Price shall occur pursuant to the provisions of clauses 5.2(a), 5.2(b) or 5.2(c) hereof, then the number of Common Shares purchasable upon the subsequent exercise of this Warrant shall be simultaneously adjusted or readjusted, as the case may be, by multiplying the number of Common Shares purchasable upon the exercise of this Warrant immediately prior to such adjustment or readjustment by a fraction which shall be the reciprocal of the fraction used in the adjustment or readjustment of the Exercise Price.

5.3         Rules: The following rules and procedures shall be applicable to adjustments made pursuant to subsection 5.2 hereof.

(a)	Subject to the following provisions of this subsection 5.3, any adjustment made pursuant to subsection 5.2 hereof shall be made successively whenever an event referred to therein shall occur.

(b)

No adjustment in the Exercise Price shall be required unless such adjustment would result in a change of at least one per cent in the then Exercise Price and no adjustment shall be made in the number of Common Shares purchasable or issuable on the exercise of this Warrant unless it would result in a change of at least one one-hundredth of a Common Share; provided, however, that any adjustments which except for the provision of this clause 5.3(b) would otherwise have been required to be made shall be carried forward and taken into account in any subsequent adjustment. Notwithstanding any other provision of subsection 5.2 hereof, no adjustment of the Exercise Price shall be made which would result in an increase in the Exercise Price or a decrease in the number of Common Shares issuable upon the exercise of this Warrant (except in respect of the Common Share Reorganization described in subclause 5.2(a)(iv) hereof or a Capital Reorganization described in subclause 5.2(d)(ii) hereof).

(c)

No adjustment in the Exercise Price or in the number or kind of securities purchasable upon the exercise of this Warrant shall be made in respect of any event described in section 5 hereof if the Warrantholder is entitled to participate in such event on the same terms mutatis mutandis as if the Warrantholder had exercised this Warrant prior to or on the record date or effective date, as the case may be, of such event.

(d)

No adjustment in the Exercise Price or in the number of Common Shares purchasable upon the exercise of this Warrant shall be made pursuant to subsection 5.2 hereof in respect of the issue from time to time of Common Shares pursuant to this Warrant Certificate or pursuant to any stock option, stock purchase or stock bonus plan in effect from time to time for directors, officers or employees of the Corporation and/or any subsidiary of the Corporation and any such issue, and any grant of options in connection therewith, shall be deemed not to be a Common Share Reorganization, a Rights Offering nor any other event described in subsection 5.2 hereof.

(e)

If at any time during the Adjustment Period the Corporation shall take any action affecting the Common Shares, other than an action described in subsection 5.2 hereof, which in the opinion of the directors would have a material adverse effect upon the rights of the Warrantholder, either or both the Exercise Price and the number of Common Shares purchasable upon exercise of this Warrant shall be adjusted in such manner and at such time by action by the directors, in their sole discretion, as may be equitable in the circumstances. Failure of the taking of action by the directors so as to provide for an adjustment prior to the effective date of any action by the Corporation affecting the Common Shares shall be deemed to be conclusive evidence that the directors have determined that it is equitable to make no adjustment in the circumstances.

(f)

If the Corporation shall set a record date to determine holders of Common Shares for the purpose of entitling such holders to receive any dividend or distribution or any subscription or purchase rights and shall, thereafter and before the distribution to such holders of any such dividend, distribution or subscription or purchase rights, legally abandon its plan to payor deliver such dividend, distribution or subscription or purchase rights, then no adjustment in the Exercise Price or the number of Common Shares purchasable upon exercise of this Warrant shall be required by reason of the setting of such record date.

(g)

In any case in which this Warrant shall require that an adjustment shall become effective immediately after a record date for an event referred to in subsection 5.2 hereof, the Corporation may defer, until the occurrence of such event:

(i)

issuing to the Warrantholder, to the extent that this Warrant is exercised after such record date and before the occurrence of such event, the additional Common Shares issuable upon such exercise by reason of the adjustment required by such event; and

	(ii)	delivering to the Warrantholder any distribution declared with respect to such additional Common Shares after such record date and before such event;

provided, however, that the Corporation shall deliver to the Warrantholder an appropriate instrument evidencing the right of the Warrantholder, upon the occurrence of the event requiring the adjustment, to an adjustment in the Exercise Price and the number of Common Shares purchasable upon the exercise of this Warrant and to such distribution declared with respect to any such additional Common Shares issuable on this exercise of this Warrant.

(h)

In the absence of a resolution of the directors fixing a record date for a Rights Offering, the Corporation shall be deemed to have fixed as the record date therefor the date of the issue of the rights, options or warrants issued pursuant to the Rights Offering.

(i)

If a dispute shall at any time arise with respect to adjustments of the Exercise Price or the number of Common Shares purchasable upon the exercise of this Warrant, such disputes shall be conclusively determined by the auditors of the Corporation or if they are unable or unwilling to act, by such other firm of independent chartered accountants as may be selected by the directors and any such determination shall be conclusive evidence of the correctness of any adjustment made pursuant to subsection 5.2 hereof and shall be binding upon the Corporation and the Warrantholder.

(j)

As a condition precedent to the taking of any action which would require an adjustment pursuant to subsection 5.2 hereof, including the Exercise Price and the number or class of Common Shares or other securities which are to be received upon the exercise thereof, the Corporation shall take any action which may, in the opinion of counsel to the Corporation, be necessary in order that the Corporation may validly and legally issue as fully paid and non-assessable shares all of the Common Shares or other securities which the Warrantholder is entitled to receive in accordance with the provisions of this Warrant Certificate.

5.4         Notice: At least 21 days prior to any record date or effective date, as the case may be, for any event which requires or might require an adjustment in any of the rights of the Warrantholder under this Warrant, including the Exercise Price and ‘the number of Common Shares which are purchasable under this Warrant, the Corporation shall deliver to the Warrantholder a certificate of the Corporation specifying the particulars of such event and, if determinable, the required adjustment and the calculation of such adjustment. In case any adjustment for which a notice in this subsection 5.4 has been given is not then determinable, the Corporation shall promptly after such adjustment is determinable deliver to the Warrantholder a certificate providing the calculation of such adjustment. The Corporation hereby covenants and agrees that the register of transfers and transfer books for the Common Shares will be open, and that the Corporation will not take any action which might deprive the Warrantholder of the opportunity of exercising the rights of subscription contained in this Warrant Certificate, during such 21 day period.

6.          Further Assurances

The Corporation hereby covenants and agrees that it will do, execute, acknowledge and deliver, or cause to be done, executed, acknowledged and delivered, all and every such other act, deed and assurance as the Warrantholder shall reasonably require for the better accomplishing and effectuating of the intentions and provisions of this Warrant Certificate.

7.          Time of Essence

Time is of the essence of this Warrant Certificate.

8.          Governing Laws

This Warrant Certificate shall be construed in accordance with the laws of the Province of British Columbia and the laws of Canada applicable therein. In the event that any dispute shall occur between the parties arising out of or resulting from the construction, interpretation, enforcement or any other aspect of this Certificate, the parties hereby agree to accept the exclusive jurisdiction of the Courts of the Province of British Columbia.

9.          Notices

All notices or other communications to be given under this Warrant Certificate shall be delivered by hand, by telecopier, or by email and, if delivered by hand, shall be deemed to have been given on the delivery date and, if sent by telecopier or email, on the date of transmission if sent before 4:00 p.m. on a business day or, if such day is not a business day, on the first business day following the date of transmission.

Notices to the Corporation shall be addressed to:

Electrameccanica Vehicles Corp.
102 East 1st Avenue, Vancouver, British Columbia, V5T 1A4
Attention: Jerry Kroll, President
Phone: 604-428-7656
Email: jerrykroll@me.com

The Corporation or the Warrantholder may change its address for service by notice in writing to the other of them specifying its new address for service under this Warrant Certificate.

10.        Legends on Common Shares:

10.1        In addition to the other legends that may be required hereunder, the certificates representing Warrant Shares issued upon exercise of Warrants will bear the following legend:

“UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE THE DATE THAT IS 4 MONTHS AND A DAY AFTER THE LATER OF (I) SEPTEMBER 7, 2016, AND (II) THE DATE THE COMPANY BECAME A REPORTING ISSUER IN ANY PROVINCE OR TERRITORY.;

provided that at any time subsequent to the date which is four months and one day after the later of (i) September 7, 2016, and (ii) the date the Company became a reporting issuer in any province or territory, any certificate representing such Shares may be exchanged for a certificate bearing no such legends.

10.2       U.S. Legends: Any Common Shares issued upon exercise of these Warrants in the United States, or to or for the account or benefit of a U.S. person or a person in the United States, will be “restricted securities”, as defined in Rule 144(a)(3) under the U.S. Securities Act. The certificates representing such Common Shares, as well as all certificates issued in exchange or in substitution therefor, until such time as is no longer required under the applicable requirements of the U.S. Securities Act, or applicable state securities laws, will bear, on the face of such certificate, the following legend:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”) OR ANY STATE SECURITIES LAWS, AND MAY BE OFFERED, SOLD OR OTHERWISE TRANSFERRED ONLY (A) TO THE CORPORATION, (B) OUTSIDE THE UNITED STATES IN COMPLIANCE WITH RULE 904 OF REGULATION S UNDER THE U.S. SECURITIES ACT, (C) IN COMPLIANCE WITH THE EXEMPTION FROM REGISTRATION UNDER THE U.S. SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER, IF AVAILABLE, AND IN COMPLIANCE WITH ANY APPLICABLE STATE SECURITIES LAWS, OR (D) IN A TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE U.S. SECURITIES ACT OR ANY APPLICABLE STATE LAWS AND REGULATIONS GOVERNING THE OFFER AND SALE OF SECURITIES, AND, IN THE CASE OF (C) OR (D), THE HOLDER HAS PRIOR TO SUCH TRANSFER FURNISHED TO THE CORPORATION AN OPINION OF COUNSEL OF RECOGNIZED STANDING IN FORM AND SUBSTANCE SATISFACTORY TO THE CORPORATION. THE PRESENCE OF THIS LEGEND MAY IMPAIR THE ABILITY OF THE HOLDER HEREOF TO EFFECT “GOOD DELIVERY” OF THE SECURITIES REPRESENTED HEREBY ON A CANADIAN STOCK EXCHANGE.”

provided, that if the securities are being sold outside the United States in compliance with the requirements of Rule 904 of Regulation S and in compliance with Canadian local laws and regulations, the legends set forth above may be removed by providing a declaration to the registrar and transfer agent of the Corporation, as set forth in Schedule B hereto (or in such other form as the Corporation may prescribe from time to time) and, if requested by the Corporation or transfer agent, an opinion of counsel of recognized standing in form and substance satisfactory to the Corporation to the effect that the transfer is being made in compliance with Rule 904 of Regulation S and the legend set forth above is no longer required pursuant to the requirements of the U.S. Securities Act or applicable state securities laws; and provided, further, that, if any Securities are being sold otherwise than in accordance with Regulation S and other than to the Corporation, the legend may be removed by delivery to the registrar and transfer agent and the Corporation of an opinion of counsel, of recognized standing reasonably satisfactory to the Corporation, that such legend is no longer required under applicable requirements of the U.S. Securities Act or state securities laws.

11.        Lost Certificate

11.1       If this Warrant Certificate or any replacement hereof becomes stolen, lost, mutilated or destroyed, the Corporation shall, on such terms as it may in its discretion impose, acting reasonably, issue and deliver a new certificate, in form identical hereto but with appropriate changes, representing any unexercised portion of the subscription rights represented hereby to replace the certificate so stolen, lost, mutilated or destroyed.

12.        Language

The parties hereto acknowledge and confirm that they have requested that this Warrant Certificate as well as all notices and other documents contemplated hereby be drawn up in the English language. Les parties aux présentes reconnaissent et confirment qu’elles ont exigé que la présente convention ainsi que tous les avis et documents qui s’y rattachent soient rédigés dans la langue anglaise.

13.         Transfer

13.1        The Warrants are non-transferable.

14.         Successors and Assigns

14.1        This Warrant Certificate shall enure to the benefit of the Warrantholder and the successors and assignees thereof and shall be binding upon the Corporation and the successors thereof.

IN WITNESS WHEREOF, the Corporation has caused this Warrant Certificate to be signed by an authorized officer as of the ___ day of ________________, 201__.

ELECTRAMECCANICA VEHICLES CORP.

Per:
Authorized Signatory

______________

Schedule A

SUBSCRIPTION FORM

To:          Electrameccanica Vehicles Corp.

The undersigned hereby subscribes for ____________common shares (“Common Shares”) of Electrameccanica Vehilces Corp. (the “Corporation”) (or such other number of Common Shares or other securities to which such subscription entitles the undersigned in lieu thereof or in addition thereto) pursuant to the provisions of the warrant certificate (the “Warrant Certificate”) dated as of the __ day of _____________, 201__ issued by the Corporation to the Warrantholder (as defined in the Warrant Certificate) at the purchase price of $2.00 per Common Share if exercised on or before 5:00 p.m. (Vancouver time) on ________________, 20__, (or at such other purchase price as may then be in effect under the provisions of the Warrant Certificate) and on and subject to the other terms and conditions specified in the Warrant and encloses herewith a cheque, bank draft or money order or has transmitted good same day funds by wire or other similar transfer in lawful money of Canada payable to or to the order of the Corporation in payment of the subscription price.

The undersigned hereby directs that the Common Shares subscribed for be registered and delivered as follows:

Name in Full	Address (include Postal/Zip Code)	Number of Common Shares

 As at the time of exercise hereunder, the undersigned Warrantholder represents, warrants and certifies as follows (check one):

(A)	[ ]

the undersigned Warrantholder at the time of exercise of the Warrant is not in the United States, is not a “U.S. person” as defined in Regulation S under the United States Securities Act of 1933, as amended (the “U.S. Securities Act”), and is not exercising the Warrant for the account or benefit of a U.S. person or a person in the United States (as defined in Regulation S), and did not execute or deliver this subscription form in the United States; OR

(B)	[ ]

the undersigned Warrantholder is resident in the United States, is a U.S. person, or is exercising the Warrant for the account or benefit of a U.S. person or a person in the United States (a “U.S. Holder”), and is an “accredited investor”, as defined in Rule 501(a) of Regulation D under the U.S. Securities Act (a “U.S. Accredited Investor”), and has completed the U.S. Accredited Investor Status Certificate in the form attached to this subscription form; OR

(C)	[ ]	if the undersigned Warrantholder is a U.S. Holder, the undersigned Warrantholder has delivered to the Corporation and the Corporation’s transfer agent an opinion of counsel (which will not be sufficient unless it is in form and substance satisfactory to the Corporation) or such other evidence satisfactory to the Corporation to the effect that with respect to the common shares to be delivered upon exercise of the Warrant, the issuance of such securities has been registered under the U.S. Securities Act and applicable state securities laws, or an exemption from the registration requirements of the U.S. Securities Act and applicable state securities laws is available.

Note: Certificates representing common shares will not be registered or delivered to an address in the United States unless box (B) or (C) immediately above is checked.

 If the undersigned Warrantholder has indicated that the undersigned Warrantholder is a U.S. Accredited Investor by marking box (B) above, the undersigned Warrantholder additionally represents and warrants to the Corporation that:

1

the undersigned Warrantholder has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Common Shares, and the undersigned is able to bear the economic risk of loss of his or her entire investment;

2.

the undersigned is: (i) purchasing the Common Shares for his or her own account or for the account of one or more U.S. Accredited Investors with respect to which the undersigned is exercising sole investment discretion, and not on behalf of any other person; (ii) is purchasing the Common Shares for investment purposes only and not with a view to resale, distribution or other disposition in violation of United States federal or state securities laws; and (iii) in the case of the purchase by the undersigned of the Common Shares as agent or trustee for any other person or persons (each a “Beneficial Owner”), the undersigned Warrantholder has due and proper authority to act as agent or trustee for and on behalf of each such Beneficial Owner in connection with the transactions contemplated hereby; provided that: (x) if the undersigned Warrantholder, or any Beneficial Owner, is a corporation or a partnership, syndicate, trust or other form of unincorporated organization, the undersigned Warrantholder or each such Beneficial Owner was not incorporated or created solely, nor is it being used primarily to permit purchases without a prospectus or registration statement under applicable law; and (y) each Beneficial Owner, if any, is a U.S. Accredited Investor; and

3.

the undersigned has not exercised the Warrants as a result of any form of general solicitation or general advertising (as such terms are used in Rule 502 of Regulation D under the U.S. Securities Act), including advertisements, articles, notices or other communications published in any newspaper, magazine or similar media, or broadcast over radio, television, the Internet or other form of telecommunications, or any seminar or meeting whose attendees have been invited by general solicitation or general advertising.

 If the undersigned has indicated that the undersigned is a U.S. Accredited Investor by marking box (B) above, the undersigned also acknowledges and agrees that:

1.

the Corporation has provided to the undersigned the opportunity to ask questions and receive answers concerning the terms and conditions of the offering, and the undersigned has had access to such information concerning the Corporation as the undersigned has considered necessary or appropriate in connection with the undersigned’s investment decision to acquire the Common Shares;

2.

if the undersigned decides to offer, sell or otherwise transfer any of the Common Shares, the undersigned must not, and will not, offer, sell or otherwise transfer any of such Common Shares directly or indirectly, unless:

(a)	the sale is to the Corporation;

(b)

the sale is made outside the United States in a transaction meeting the requirements of Rule 904 of Regulation S under the U.S. Securities Act and in compliance with applicable local laws and regulations;

(c)

the sale is made pursuant to the exemption from the registration requirements under the U.S. Securities Act provided by Rule 144 thereunder, if available, and in accordance with any applicable state securities or “blue sky” laws; or

(d)

the Common Shares are sold in a transaction that does not require registration under the U.S. Securities Act or any applicable state laws and regulations governing the offer and sale of securities, and it has prior to such sale furnished to the Corporation an opinion of counsel reasonably satisfactory to the Corporation;

3.

the Common Shares are “restricted securities” under applicable federal securities laws and that the U.S. Securities Act and the rules of the United States Securities and Exchange Commission provide in substance that the undersigned may dispose of the Common Shares only pursuant to an effective registration statement under the U.S. Securities Act or an exemption therefrom;

4.	the Corporation has no obligation to register any of the Common Shares or to take action so as to permit sales pursuant to the U.S. Securities Act (including Rule 144 thereunder);

5.

the certificates representing the Common Shares (and any certificates issued in exchange or substitution for the Common Shares) will bear a legend stating that such securities have not been registered under the U.S. Securities Act or the securities laws of any state of the United States, and may not be offered for sale or sold unless registered under the U.S. Securities Act and the securities laws of all applicable states of the United States, or unless an exemption from such registration requirements is available;

6.

the legend may be removed by delivery to the registrar and transfer agent and the Corporation of an opinion of counsel, of recognized standing reasonably satisfactory to the Corporation, that such legend is no longer required under applicable requirements of the U.S. Securities Act or state securities laws;

7.	there may be material tax consequences to the undersigned of an acquisition or disposition of the Common Shares;

8.

the Corporation gives no opinion and makes no representation with respect to the tax consequences to the undersigned under United States, state, local or foreign tax law of the undersigned’s acquisition or disposition of any Common Shares; in particular, no determination has been made whether the Corporation will be a “passive foreign investment company” (commonly known as a “PFIC”) within the meaning of Section 1297 of the United States Internal Revenue Code;

9.

funds representing the subscription price for the Common Shares which will be advanced by the undersigned to the Corporation upon exercise of the Warrants will not represent proceeds of crime for the purposes of the United States Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act (the “PATRIOT Act”), and the undersigned acknowledges that the Corporation may in the future be required by law to disclose the undersigned’s name and other information relating to this exercise form and the undersigned’s subscription hereunder, on a confidential basis, pursuant to the PATRIOT Act. No portion of the subscription price to be provided by the undersigned (i) has been or will be derived from or related to any activity that is deemed criminal under the laws of the United States of America, or any other jurisdiction, or (ii) is being tendered on behalf of a person or entity who has not been identified to or by the undersigned, and it shall promptly notify the Corporation if the undersigned discovers that any of such representations ceases to be true and provide the Corporation with appropriate information in connection therewith; and

10.

the undersigned consents to the Corporation making a notation on its records or giving instructions to any transfer agent of the Corporation in order to implement the restrictions on transfer set forth and described in this subscription form.

 In the absence of instructions to the contrary, the securities or other property will be issued in the name of or to the Warrantholder hereof and will be sent by first class mail to the last address of the Warrantholder appearing on the register maintained for the Warrants.

DATED this _________day of _______________, 20___.

In the presence of:

Signature of Witness	Signature of Warrantholder

Witness’s Name	Name and Title of Authorized Signatory for the Warrantholder

Please print below your name and address in full.

Legal Name

Address

INSTRUCTIONS FOR SUBSCRIPTION

The signature to the subscription must correspond in every particular with the name written upon the face of the Warrant Certificate without alteration. If the certificates representing the common shares to be issued upon exercise of the Warrants differs from the registration of the Warrant Certificates the signature of the registered Warrantholder must be guaranteed by an authorized officer of a Canadian chartered bank, or of a major Canadian trust company, or by a medallion signature guarantee from a member recognized under the Signature Medallion Guarantee Program, or from a similar entity in the United States, if this transfer is executed in the United States, or in accordance with industry standards.

 In the case of persons signing by agent or attorney or by personal representative(s), the authority of such agent, attorney or representative(s) to sign must be proven to the satisfaction of the Corporation.

 If the Warrant Certificate and the form of subscription are being forwarded by mail, registered mail must be employed.

__________

U.S. ACCREDITED INVESTOR STATUS CERTIFICATE

In connection with the exercise of certain outstanding warrants of ELECTRAMECCANICA VEHICLES CORP. (the “Company”) by the Warrantholder, the Warrantholder hereby represents and warrants to the Company that the Warrantholder, and each beneficial owner (each a “Beneficial Owner”), if any, on whose behalf the Warrantholder is exercising such warrants, satisfies one or more of the following categories of Accredited Investor (please write “W/H” for the undersigned Warrantholder, and “B/O” for each beneficial owner, if any, on each line that applies):

_____ (1)

Any bank as defined in Section 3(a)(2) of the United States Securities Act of 1933, as amended (the “U.S. Securities Act”), or any savings and loan association or other institution as defined in Section 3(a)(5)(A) of the U.S. Securities Act whether acting in its individual or fiduciary capacity; any broker or dealer registered pursuant to Section 15 of the U.S. Securities Exchange Act of 1934; any insurance company as defined in Section 2(a)(13) of the U.S. Securities Act; any investment company registered under the U.S. Investment Company Act of 1940 or a business development company as defined in Section 2(a)(48) of that Act; any Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the U.S. Small Business Investment Act of 1958; any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of US$5,000,000; any employee benefit plan within the meaning of the U.S. Employee Retirement Income Security Act of 1974 if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such Act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of US$5,000,000, or, if a self-directed plan, with investment decisions made solely by persons that are “accredited investors” (as such term is defined in Rule 501 of Regulation D of the U.S. Securities Act);

_____ (2)	Any private business development company as defined in Section 202(a)(22) of the U.S. Investment Advisers Act of 1940;

_____ (3)

Any organization described in Section 501(c)(3) of the U.S. Internal Revenue Code, corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of US$5,000,000;

_____ (4)

Any trust with total assets in excess of US$5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person (being defined as a person who has such knowledge and experience in financial and business matters that he or she is capable of evaluating the merits and risks of the prospective investment);

_____ (5)

A natural person whose individual net worth, or joint net worth with that person’s spouse, at the time of purchase, exceeds US$1,000,000 (for the purposes of calculating net worth, (i) the person’s primary residence shall not be included as an asset; (ii) indebtedness that is secured by the person’s primary residence, up to the estimated fair market value of the primary residence at the time of this certification, shall not be included as a liability (except that if the amount of such indebtedness outstanding at the time of this certification exceeds the amount outstanding 60 days before such time, other than as a result of the acquisition of the primary residence, the amount of such excess shall be included as a liability); and (iii) indebtedness that is secured by the person’s primary residence in excess of the estimated fair market value of the primary residence shall be included as a liability);

_____ (6)

A natural person who had annual gross income during each of the last two full calendar years in excess of US$200,000 (or together with his or her spouse in excess of US$300,000) and reasonably expects to have annual gross income in excess of US$200,000 (or together with his or her spouse in excess of US$300,000) during the current calendar year, and no reason to believe that his or her annual gross income will not remain in excess of US$200,000 (or that together with his or her spouse will not remain in excess of US$300,000) for the foreseeable future;

_____ (7)	Any director or executive officer of the Company; or

_____ (8)

Any entity in which all of the equity owners meet the requirements of at least one of the above categories (if this alternative is selected you must identify each equity owner and provide statements for each demonstrating how they qualify as an accredited investor).

__________

Schedule B

FORM OF DECLARATION FOR REMOVAL OF LEGEND

TO:          Electrameccanica Vehicles Corp.

TO:          Registrar and transfer agent for the shares of the Corporation

 The undersigned (A) acknowledges that the sale of the securities of Electrameccanica Vehicles Corp. (the “Corporation”) to which this declaration relates is being made in reliance on Rule 904 of Regulation S under the United States Securities Act of 1933, as amended (the “U.S. Securities Act”), and (B) certifies that (1) the undersigned is not an “affiliate” of the Corporation (as that term is defined in Rule 405 under the U.S. Securities Act), a “distributor” or an affiliate of “distributor”, (2) the offer of such securities was not made to a person in the United States and either (a) at the time the buy order was originated, the buyer was outside the United States, or the seller and any person acting on its behalf reasonably believed that the buyer was outside the United States or (b) the transaction was executed on or through the facilities of the TSX Venture Exchange or another “designated offshore securities market” and neither the seller nor any person acting on its behalf knows that the transaction has been prearranged with a buyer in the United States, (3) neither the seller nor any affiliate of the seller nor any person acting on their behalf has engaged or will engage in any directed selling efforts in the United States in connection with the offer and sale of such securities, (4) the sale is bona fide and not for the purpose of “washing-off” the resale restrictions imposed because the securities are “restricted securities” as that term is defined in Rule 144(a)(3) under the U.S. Securities Act, (5) the seller does not intend to replace such securities sold in reliance on Rule 904 of Regulation S of the U.S. Securities Act with fungible unrestricted securities, and (6) the contemplated sale is not a transaction, or part of a series of transactions, which, although in technical compliance with Regulation S under the U.S. Securities Act, is part of a plan or scheme to evade the registration provisions of the U.S. Securities Act. Unless otherwise specified, terms set forth above in quotation marks have the meanings given to them by Regulation S under the U.S. Securities Act.

DATED at __________________________this _______ day of _______________, 20____.

Signature of individual (if Seller is an individual)

Authorized signatory (if Seller is not an individual)

Name of Seller (please print)

Name of authorized signatory (please print)

Official capacity of authorized signatory (please print)

AFFIRMATION BY SELLER'S BROKER-DEALER
(Required for sales pursuant to Section (B)(2)(b) above)

We have read the representation letter of ______________________________(the “Seller”) dated _____________, 20__, pursuant to which the Seller has requested that we sell, for the Seller’s account, ____________________common shares of the Corporation represented by certificate number _________________(the “Common Shares”). We have executed sales of the Common Shares pursuant to Rule 904 of Regulation S under the United States Securities Act of 1933, as amended (the “U.S. Securities Act”), on behalf of the Seller. In that connection, we hereby represent to you as follows:

(1)	no offer to sell the Common Shares was made to a person in the United States;

(2)

the sale of the Common Shares was executed in, on or through the facilities of the Toronto Stock Exchange, the TSX Venture Exchange or another “designated offshore securities market” (as defined in Rule 902(b) of Regulation S under the U.S. Securities Act), and, to the best of our knowledge, the sale was not pre-arranged with a buyer in the United States;

(3)	no “directed selling efforts” were made in the United States by the undersigned, any affiliate of the undersigned, or any person acting on behalf of the undersigned; and

(4)

we have done no more than execute the order or orders to sell the Common Shares as agent for the Seller and will receive no more than the usual and customary broker’s commission that would be received by a person executing such transaction as agent.

For purposes of these representations: “affiliate” means a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the undersigned; “directed selling efforts” means any activity undertaken for the purpose of, or that could reasonably be expected to have the effect of, conditioning the market in the United States for the Common Shares (including, but not be limited to, the solicitation of offers to purchase the Common Shares from persons in the United States); and “United States” means the United States of America, its territories or possessions, any State of the United States, and the District of Columbia. Legal counsel to the Corporation shall be entitled to rely upon the representations, warranties and covenants contained in this letter to the same extent as if this letter had been addressed to them.

DATED at __________________________this _______day of _______________, 20____.

Name of Firm

By:
Name:
Title:

__________